UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange act of 1934

Date of report (date of earliest event reported): May 28, 2015

RECEPTOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35900	26-4190792
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3033 Science Park Road, Suite 300

San Diego, California 92121

(858) 652-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 28, 2015, Receptos, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders. Three proposals were voted on at the meeting: (1) the election of each of William H. Rastetter, Ph.D., Richard A. Heyman, Ph.D., and Mary Szela as Class II directors to serve until the 2018 Annual Meeting of Stockholders; (2) the ratification of the selection by the Audit Committee of the Board of Directors of the Company of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and (3) the approval of an amendment to the Company’s Employee Stock Purchase Plan, or ESPP, that modifies the evergreen provision to provide that the additional number of shares automatically added to the shares authorized for issuance under the ESPP on the first day of each fiscal year, commencing after the date of the ESPP amendment through January 1, 2023, shall be equal to the lesser of: (i) 1% of the outstanding shares on such date; (ii) 320,000 shares of common stock; or (iii) such lesser amount as determined by the Board of Directors.

Only stockholders of record as of the close of business on April 2, 2015 were entitled to vote at the 2015 Annual Meeting. As of April 2, 2015, there were 31,548,710 shares of common stock of the Company outstanding and entitled to vote at the 2015 Annual Meeting. At the 2015 Annual Meeting, 27,280,747 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.

The votes with respect to each of the proposals are set forth below.

Election of Three Class II Directors to Serve until the 2018 Annual Meeting:

Names of Director Nominees	For	Withheld	Broker Non- Votes
William H. Rastetter, Ph.D.	16,653,861	8,918,645	1,708,241
Richard A. Heyman, Ph.D.	25,527,233	45,273	1,708,241
Mary Szela	25,512,237	60,269	1,708,241

Ratification of the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2015:

For	Against	Abstain	Broker Non-Votes
27,271,937	8,025	785	0

Approval of amendment to the Company’s Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Votes
20,731,522	4,837,891	3,093	1,708,241

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECEPTOS, INC.

Date: May 29, 2015	By:	/s/ Christian Waage
Christian Waage
Senior Vice President & General Counsel

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